UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2016 Note Waiver

As previously disclosed on the Current Report on Form 8-K filed with the SEC on June 29, 2016, on June 29, 2016, Great Basin Scientific Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2016 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “ 2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”).

On February 14, 2017, the Company and certain 2016 Note Buyers holding enough of the 2016 Notes and Series H Warrants to constitute the required holders under Section 9(e) of the 2016 SPA and Section 19 of the 2016 Notes entered into waiver agreements (each, a “Note Waiver Agreement” and collectively, the “Note Waiver Agreements”) to waive, effective as of the February 14, 2017,Section 4(n)(ii) of the SPA solely with respect to (x) the Company filing a registration statement on Form S-1 for an offering of its securities (the “Proposed Offering”) and (y) the Company's consummation of the Proposed Offering as set forth in such registration statement.

The foregoing is a summary description of the material terms of the 2016 Note Waiver Agreements and is qualified in its entirety by the form of the Note Waiver Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	Form of Waiver Agreement

Forward-Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, including forward-looking statements about the filing of a registration statement on Form S-1 and the consummation of the Proposed Offering pursuant to such registration statement. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For more information on other risk factors affecting the Company generally, please refer to the risk factors set forth in the Company’s most recent periodic reports on Form 10-K and Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof and the Company assumes no obligation to update such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: February 14, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer